
<ARTICLE> 5
<LEGEND> The schedule contains summary financial information extracted from Dean Witter Cornerstone III and is qualified in its entirety by reference to such financial instruments.
<CIK>  0000737000
<NAME> DEAN WITTER CORNERSTONE FUND III

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1995
<PERIOD-END>                               JUN-30-1995
<CASH>                                      46,714,692
<SECURITIES>                                         0
<RECEIVABLES>                                  364,601
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              48,312,477<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                48,312,477<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             9,137,846<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,268,446
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,869,400
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,869,400
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,869,400
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,233.184.
<F2>Liabilities include redemptions payable of $752,878, accrued management fees of $159,138, common administrative expenses payable of $239,576, and accrued brokerage commissions of $145,360.
<F3>Total revenue includes realized trading revenue of $11,836,860, net change in unrealized of ($3,783,673) and interest income of $1,084,659.


